EXHIBIT 99



   WEBSTER CONTACTS:
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   MEDIA: Art House, 203-578-2391        INVESTORS: James M. Sitro, 203-578-2399

          ahouse@websterbank.com                        jsitro@websterbank.com
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   MEDIA: Clark Finley, 203-578-2429

          cfinley@websterbank.com
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                WEBSTER ANNOUNCES TECHNICAL CLARIFICATION TO THE
                         EDGAR FILING OF 2001 FORM 10-K

WATERBURY, Conn., December 4, 2002 -- Webster Financial Corporation (NYSE: WBS) announced today that the audited financial statements included as part of Webster's Annual Report on Form 10-K for the year ended December 31, 2001, available at the Securities and Exchange Commission's EDGAR website, were placed inadvertently at Exhibit 23 to the Form 10-K, rather than in the body of the report at Item 8.

The complete Form 10-K report is available at the SEC's website (www.sec.gov) as well as the Investor Relations page of Webster's website (www.websteronline.com). Investors can link directly to audited financial statements on the SEC's website at: www.sec.gov/Archives/edgar/data/801337/000100515002000408/newex23.txt. Webster reminds investors that, even though the financial statements were posted in the exhibits on the SEC's website, none of Webster's responsibilities regarding those financial statements are changed in any way.

                                       ***

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $13 billion in assets, Connecticut-based Webster Bank provides business and consumer banking, mortgage, insurance, trust and investment services through more than 108 banking offices, 214 ATMs and the Internet (www.websteronline.com) Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services, and Webster Bank owns Center Capital Corporation, an equipment financing company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster Bank web site at (www.websteronline.com).